Exhibit 99.1

Speech to Shareholders by Dan Basso
June 25, 2008

Dear Owners, T Bankers, and Guests,

I am happy to welcome you to this, our fourth annual meeting.

I have three topics to discuss with you today. First, I want to give you my perspective on your Bank and reflect on our achievements. Second, I want to discuss the rationale behind the changes we have made within the past year. Third, I want to talk about our goals for T Bank over the next five years.

Let's begin with T Bank today. 2007 was another year of solid growth: Year end assets totaling $148 Million (up 14% from 2006); Trust Assets in excess of $1 Billion; Loans of $120 Million (up 35% from 2006); Revenues totaling $21 Million; and Earnings of $801,000 (or $0.47 per share). This compares to our 2006 earnings of $12,000 ($0.01 per share). So you see, in a relatively short period of time we have built an impressive bank with solid assets and great potential.

T Bank is a successful bank by almost any measure. In spite of the last few months of 2007 that were characterized by considerable uncertainty in the economy; successive energy price hikes, a weakening dollar, and of course, the destabilization of the financial markets tied to the sub-prime lending crisis, T Bank did quite well. We grew, made a little money and strengthened our position in our primary markets.

Our success is, in part, due to our unique business model and the continued relative strength of the Dallas market. Our dental niche market, built on the strength of our dental lending team and our relationship with Caine Watters, places us in a favored position to finance dental practice transitions, dental office expansions, and start-ups. I am pleased to report that this segment of our business continued to enjoy impressive growth in 2007 and remains the foundation of our growth strategy. Audrey Wendel and her team continue to earn T Bank more than our share of what is truly a sterling market. Our dental loan portfolio is solid.

As you know the real estate lending market was difficult at the end of 2007 and remains so today. While Dallas has bucked the trend and real estate prices have held firm, we saw our real estate development opportunities soften. The good news is that T Bank is not a mortgage lender and we were not directly impacted by the meltdown in mortgage financing. Our real estate loans remain solid as we wait for the building market to return.

Our Trust assets continued to grow during 2007. We now have more than 2,100 trust accounts with assets of more than $1 Billion. Our Trust team has consistently demonstrated that they are able to impress our customers with superior service. While we believe we have opportunities to improve our product offerings, our partnership with Financial Management Research has proven to be beneficial to our customers and your Bank.

Technology remains an important element of our growth. More than 90% of the funds deposited in T Bank are deposited using our remote deposit product. Our online bill pay system is utilized by over 40% of our consumer clients and our online cash management products are utilized by half of our business clients. In addition, T Bank can boast that we are truly a paperless bank. We are able to operate our bank utilizing electronic files and documents. The result is we are able to do more with fewer people. Technology will continue to pay dividends for us as we continue our growth.

As you may know T Bank attracted the attention of the regulators in 2006 and 2007. Their interest was piqued by the dramatic growth of our Trust department in 2006 and our relationship with a payment processing company that had grown quite large in 2007. They asked us to demonstrate that we were able to manage and control these elements of our business. They were particularly interested in our compliance with the Bank Secrecy Act. This legislation requires that banks report suspicious financial activities that might lead the government to uncover illegal behavior on the part of individuals or businesses. We are still in discussions with our regulators regarding these matters and will not be surprised if they seek to take some additional action. We will of course keep you informed as matters develop.

However, as a result of their inquiries and in keeping with our interest in strengthening our bank for further growth, we made some major changes in our personnel, policies, procedures and processes. We added to our internal audit function to strengthen our compliance, loan and internal controls reviews. We have also demanded more active involvement from our Outside Directors on all oversight committees. And most importantly, we made substantive changes in the management structure of T Bank, adding a Chief Operating Officer, Chief Credit Officer, Chief Financial Officer, and Chief Risk Officer.

When we chartered T Bank we challenged our original management team to take us to $100 Million. They were very successful in accomplishing that goal. We have now strengthened the management team as we prepare ourselves for the next push to take our bank to the $500 Million level. We are especially pleased to have added Pat Howard as our Chief Operating Officer. Pat previously was the Chief Operating Officer of a $2.4 Billion thrift. His experience makes him the right person to manage our bank no matter how large we want to grow. We are very fortunate to have someone of his ability join our bank and he joined us because he saw such a fantastic opportunity at T Bank. His presence, experience and guidance will certainly smooth our path to the future.

From our beginning, T Bank has concentrated on building the necessary infrastructure and team to serve our identified markets. We have been successful. As we reposition our bank to move up to the next financial level we believe we are strengthening our structure and our management which we recognize that we must do to manage our growth. By making these substantial moves now, we position our bank to pursue our goal to become a major player in the commercial banking community and deliver value to our owners.

That leads us to the challenges facing T Bank in the near term. We have three major challenges: Loan Diversification, Liquidity, and Capital.

Our success in dental lending has created a concentration in loans to that market. In fact over half of our loans are to dental professionals. While we believe lending to dental professionals is an excellent niche and our portfolio of loans remains strong it does concentrate a large amount of our lending business in one industry. While we are continuing to service our dental lending clients we are actively searching for lenders with expertise in other market segments to assist us in diversifying our asset portfolio.

Liquidity remains a concern for any bank on a rapid growth schedule. We are actively pursuing depository relationships with all of our dental trust and lending clients and we have been successful in landing a good number of them as depository clients. Our Customer Relationship Managers are pursuing new depository relationships that we hope will develop into full service customers. Where we need help is with you, our owners. When we chartered T Bank we believed we could count on our owners to utilize T Bank as their primary business and personal bank. Indeed our proforma projections indicated that we could meet our initial financial goals if we only did business with our owners. Unfortunately we have not been as successful as we had planned. To date, still less than 25% of our owners have any kind of depository relationship with T Bank. I appeal to you to utilize your Bank as your primary personal and business depository bank so we can continue our growth and provide a good return on your investment.

Finally, our rapid growth has consumed our original investment capital. We have grown T Bank to the regulatory maximum size for the amount of capital we have invested. In order to continue T Bank along our growth path, you will be receiving a Rights Offering within the next few weeks. We will be filing a Registration Statement with the Securities and Exchange Commission describing the Rights Offering within the next few days. These Rights will be issued to our owners of record to allow you to protect your investment in T Bank while at the same time injecting the capital essential to our continued growth. I encourage each of you to carefully review the prospectus describing the Rights Offering when you receive it. We believe this offering will keep our bank moving and our investment growing.

Now, if I may, I'd like to talk with you a bit, if ever so philosophically, about what we have in mind for T Bank. I want to reflect on what we want T Bank to be in 2013, five years from now and nine years after our charter. However I don’t want to focus on financial goals. I believe our financial goals will be met if we adhere to a few guiding principles. I can articulate those principles in just a few words.

We want T Bank to be known as a unique, high-spirited, entrepreneurial bank, respected for its expertise, friendliness, and professionalism. We want T Bank to be respected in the banking community for its management team, asset quality, and customer base.

While I am not a proponent of slogans and banners proclaiming commitment to excellence, our commitment to excelling in our day to day tasks is faithfully embraced by everyone associated with T Bank. We realize that, in order to compete in a challenging banking environment, we must simply out perform our competition. Excellence at T Bank means we will continue to make introspective assessments of everything we do. We make the honest inquiry: "Can we do it up to our standards of excellence?" If not, "What will it take for us to do it?" and then rally the resources required to achieve that end. If the economics or the environment determines that we can't excel, we will take the same spirited action to disengage ourselves from that mission.

As owners, I hope you will recognize that this commitment to personal excellence starts with the Board of Directors and is echoed throughout the organization. I have no doubt that, as this spirit of excellence penetrates T Bank, it will elevate the effectiveness and the pride of all of us. We all want to be part of an organization that requires and expects our very best.

We intend to continue to do everything in our power to make our owners, our employees, and our clients proud to be associated with T Bank.

Thank you.